UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2018

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Loop, Anaheim, California 92807

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (714) 876-2490

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

EACO Corporation (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2018. The total number of shares of the Company’s common stock represented in person or by proxy at the Annual Meeting was 4,858,424 shares, or 99.9% of the outstanding shares as of the record date for the meeting. At the Annual Meeting, the Company’s shareholders: (i) elected the four directors referenced below to the Company’s Board of Directors; and (ii) ratified the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018. The voting results were as follows:

Proposal One: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Stephen Catanzaro	4,885,430	1,987	90,990
Glen F. Ceiley	4,765,350	2,067	90,990
Jay Conzen	4,765,354	2,063	90,990
William L. Means	4,765,430	1,987	90,990

Proposal Two: Ratification of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016

For	Against	Abstain	Broker Non-Votes
4,858,252	44	128	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2018	EACO CORPORATION

	By:	/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer